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                                                                    Exhibit 23.3

            Consent of the Barbecue Industry Association of America

     The Barbecue Industry Association of America hereby consents to all references made to it and to all facts and figures in the 1997 Barbecue Lifestyle Usage and Attitude Study performed on behalf of the Barbecue Industry Association in this Registration Statement on Form S-1 of Blue Rhino Corporation, as filed with the Securities and Exchange Commission on January 4, 1999.

Barbecue Industry Association of America


By: /s/ Bill G. Neal
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Name: William Neal
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Title: Chairman
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Barbecue Industry Association of America
Greeneville, Tennessee
Dec. 30, 1998